EMPLOYMENT AND CONFIDENTIALITY
                         ------------------------------
                          AGREEMENTGOLETA NATIONAL BANK
                          -----------------------------
                      President and Chief Executive Officer
                      -------------------------------------

     This Employment and Confidentiality Agreement (the "Agreement") is made and entered into between Goleta National Bank (the "Bank"), its parent company, Community West Bancshares (the "Company"), and Lynda J. Nahra ("Executive").

                                   Witnesseth
                                   ----------

     Whereas the Bank is a California national banking association duly organized, validly existing, and in good standing under the laws of the United States of America, with power to own property and carry on its business as it is now being conducted, with its principal place of business located at 445 Pine Street, Goleta, CA. 93117;

     Whereas the Bank desires to avail itself of the skill, knowledge and experience of Executive in order to insure the successful management of its business;

     Whereas the parties hereto desire to specify the terms of Executive's employment by the Bank and Company as controlling Executive's employment at the Bank;

     Now, therefore, in consideration of the representations, warranties, and mutual covenants set forth in this Agreement, the following terms and conditions shall apply to Executive's said employment effective as of April 1, 2003 (the "Effective Date"):

     1.     ARTICLE  1  -  EMPLOYMENT  AND  TERM
                           ---------------------

          1.1     Employment. The Bank and Company shall employ the Executive as
                  -----------
Bank's President and Chief Executive Officer (the "Position"), and the Executive accepts such employment, in accordance with the terms and conditions set forth in this Agreement. The place of Executive's employment under this Agreement shall be in Goleta, California, at a location determined by the Board of Directors.

          1.2     Term.  The  term  of  employment under this Agreement ("Term")
                  -----
shall commence on the Effective Date and end on December 31, 2006, subject to early termination, provided in Article 4, below.

          1.3     Renewal.     Upon the expiration of such Term, the Executive's
                  --------
employment under this Agreement shall automatically renew for a successive period of 12 months ("Renewal Term"), and upon expiration of any subsequent Renewal Terms shall automatically renew for a successive period of 12 months; unless, at least three (3) months before the expiration of any preceding Term or Renewal term, either the members of the board of directors of the Bank (the "Board of Directors" or the "Board") provide written notice of non-renewal to Executive; or, unless, three (3) months prior to the expiration of any preceding Term or Renewal Term, that Executive provides written notice of non-renewal to Bank.


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
     2.     ARTICLE  2  -  DUTIES  OF  THE  EXECUTIVE
                           --------------------------

          2.1     Powers.  Executive  shall  be  empowered  by  and at all times
                  -------
subject to the powers by law vested in the Board of Directors of the Bank and in the Bank's shareholders. The Executive shall report directly to the Board of Directors of the Bank and the President/Chief Executive Officer of the Company.

          2.2     Duties.  Executive  shall  have  direct responsibility for the
                  -------
management of Bank's activities. Executive agrees to render services and perform the duties and acts of President and Chief Executive Officer of the Bank in connection with any aspect of Bank's business as may be required by the Board of Directors of Bank or the President/Chief Executive Officer of Company. Executive shall perform these Duties, and Specific Duties as defined below, faithfully, diligently, to the best of Executive's ability and in the best interests of the Bank, consistent with the highest standards of the banking industry and in compliance with all applicable laws, rules, regulations, and policies applicable to the Bank, including, but not limited to, the Federal Deposit Insurance Act and all regulations thereunder, Bank's Articles of Association and Bylaws.

          2.3     Specific Duties. The Executive agrees to undertake and perform
                  ----------------
all duties required of the Position ("Specific Duties"), including, but are not limited to:

     a. Develop a management plan that recognizes the importance of following the laws and regulations of the Officer of the Comptroller of the Currency and a system to monitor compliance of the same;

     b. Develop, with the advice and counsel of Company's senior management, the overall goals, policies and operating plans for the Bank, which "Goals" shall be submitted to Bank's Board of Directors in writing, for approval;

     c. Represent Bank in its relationship with competitors, governmental agencies and outside counsel as necessary;

     d. Ensure that Bank policies are uniformly disseminated, understood, and properly interpreted and administered by subordinates;

     e. Maintain the adequacy and soundness of the Bank's financial structure, establish effective control techniques which permit the appropriate delegation of responsibility and authority to satisfy the Bank's fiscal needs and to conserve the assets entrusted to the Company;

     f. Approve staffing levels and salary considerations on behalf of the Bank;

     g. Prescribe specific limitations on the authority of all subordinates regarding Bank policies and procedures, contractual commitments, expenditures and personnel actions;

     h. Review and approve appointments, employment, transfers, or termination of all key executives for the Bank.


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
     i. Assume a leadership role in community affairs and local organizations, and maintain positive relationships with local businesses and other senior bank officers, with the objective to promote public relations which may lead to business development activities on behalf of the Bank;

     j. Develop and implement programs to encourage the successful future management of the Bank (Succession Planning);

     k. Serve as a member of the Bank's Board of Directors, Director's Loan Committee and other such committees as determined by the Board;

     m. Be responsible, along with the Chief Financial Officer, for the protection of shareholder and creditor rights and interests, implementing controls and audits as they deem necessary to protect such rights.

          2.4     Conflict  of  Interests.  Executive  shall  not  directly  or
                  ------------------------
indirectly render any services of a business, commercial or professional nature, to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with the Bank's interests. Further, Executive shall not engage in any activity that would impair the Executive's ability to act and exercise independent judgment in the best interests of Bank.

          2.5     Exclusive  Services.  During employment by the Bank, Executive
                  --------------------
shall not, without the express prior written consent of the Board of Directors of the Bank, engage directly or indirectly in any outside employment or consulting of any kind, whether or not the Executive receives remuneration for such services.

     3.     ARTICLE  3  B  COMPENSATION
                           ------------

     As the total consideration for the services that Executive renders under this Agreement, Executive shall be entitled to the following:

          3.1 Base Salary. Effective April 1, 2003, the Bank shall pay Executive
              ------------
a base salary of $160,000.00 per year, less income tax and other applicable withholdings. On July 1, 2003, the Bank shall increase Executive's base salary to $175,000.00 per year, less income tax and other applicable withholdings. Base salary shall be paid in accordance with Bank's regular payroll practices.

          3.2  Annual  Bonus.  At  the sole discretion of Bank, Executive may be
               --------------
eligible to receive an annual bonus, at an amount determined by the Board in its sole discretion. If it is determined that a bonus will be paid Executive in any calendar year, the bonus will be paid at or near the close of the calendar year, but no later than 30 days after year-end.

          3.3  Stock  Options.  The  Executive  shall  be entitled to options of
               ---------------
30,000 shares of Common Stock of Community West Bancshares (the "Options"), in accordance with the terms and conditions set forth in the Bank's Stock Option Plan ("The Option Documents".


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
          3.5     401K  Plan.  Executive  will be eligible to participate in the
                  -----------
Bank's  401  (k)  Plan.

          3.6     Bank  Executive Benefits. The Executive shall be provided with
                  -------------------------
Bank's Executive benefit plans, for both Executive and family, to include medical, dental, vision, prescription plan, life insurance (one and one-half times [1.5x] annual base), and short-term disability benefits. In all events, the Bank's liability to Executive shall be limited to the amount of premiums payable by the Bank to obtain the coverage contemplated herein.

          3.7     Vacation.  Executive shall be entitled to vacation time of not
                  ---------
be more than four (4) weeks per year, provided however that, during each year of the Term or Renewal Term(s), Executive is required to and shall take at least two (2) weeks of said vacation (the "mandatory vacation"), which shall be taken consecutively.

          3.8     Reimbursement for Expenses. The Bank shall reimburse Executive
                  ---------------------------
for any and all reasonable business expenses incurred by Executive on behalf of Bank in the performance of this Agreement, approved expenditures to be determined by the Board of Directors ("Business Expenses"). A reimbursable Business Expense shall be of a nature qualifying it as a proper business expense deduction on the federal and state income tax returns of the Bank. Executive must be able to furnish adequate records and other documentary evidence as may be required by Federal and State statues.

     4.     ARTICLE  4  -  TERMINATION
                           -----------

          4.1     Termination  At  Will. Pursuant to the provisions of 12 U.S.C.
                  ----------------------
Section 24 and notwithstanding anything to the contrary herein, the Bank may terminate this Agreement at any time by action of the Board of Directors of the Bank. Such termination shall be effective immediately upon receipt of notice by Executive from the Bank.

          4.2     Termination  Without  Cause.
                  ----------------------------

               (a) If during the Term or Renewal Term, the Executive is terminated without cause, Executive shall be entitled to the following:

               (b)     Notice Period.  Three (3) months notice shall be provided
                       --------------
by Bank to Executive of (i) termination of employment without cause or, (ii) Bank's decision not to renew the Agreement ("Notice Period").

               (c)     Compensation.
                       -------------

                       (i)     Notice  Payment.  During  the  Notice  Period,
                               ----------------
Executive will continue to receive salary and benefits and shall continue to perform the Duties and Specific Duties of employment as defined under the Agreement, described above, in which case the terms of the Mutual Agreement will apply.

                       (ii)     Deferred  Compensation.  Commencing  on  the
                                -----------------------
Effective Date, Bank shall establish a balance sheet liability account for the benefit of Executive. At the end of each month an amount equal to six percent (6%) of the Executive's base salary for that month shall be credited to said liability account. In addition, interest on the balance


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
in said account shall be credited monthly at a rate equivalent to the then current rate offered on a six (6) month certificate of deposit at the Bank. If Executive's employment terminates for any reason, the balance in said liability account shall be paid to Executive upon her demand. Said liability account shall not be insured by the FDIC or any other insurer, and Executive shall be an unsecured creditor in the event of the Bank's insolvency.

               (d)     Benefits.
                       ---------

                       (i) After Termination, all Executive benefits available under Article 3.6 herein, shall be continued by Bank, contingent upon and subject to Executive's COBRA election described under Article 4.2 (d)(ii) below, with Bank to pay the premium cost for the first six (6) months, and Executive to pay the premium cost thereafter. Such Benefits to continue until the earlier of
(a) the expiration of one (1) year following Executive's termination of employment with the Bank, or (b) the date Executive becomes covered under any other group health plan not maintained by the Bank, the Company or any of its subsidiaries, or (c) Executive provides notice to Bank or the COBRA provider to discontinue The Benefits.

                       (ii) In the event Executive is required to make an election under Executive Retirement Income Security Act of 1974 Sections 601 et. seq. ("COBRA") to qualify for The Benefits, Bank's obligation hereunder shall be conditioned upon Executive's making a timely election.

          4.3  Termination for Cause (12 C.F.R. ' 563.39). Termination for Cause
               -------------------------------------------
shall mean termination because of Executive's incompetence, personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, habitual neglect of duties, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. Written notice delivered to Executive is a prerequisite to Termination for Cause and such termination shall be effective on the delivery date of the written notice. Executive shall have the right to receive compensation or other benefits which have already vested or been earned as of the date of notice of Termination for Cause, unless expressly prohibited by the terms of any plan, program or agreement governing such compensation or benefits; and Executive shall be entitled to Deferred Compensation and Benefits described under Termination Without Cause, 4.2 (c)(ii),and (d).

          4.4     Termination  by  Other  Event
                  -----------------------------

               (a) Termination by "Other Event" shall mean: Executive's resignation based upon a material change in Executive's assigned duties and responsibilities at Bank which are inconsistent with Executive's status as President/Chief Executive Officer of Bank and which cause Executive's position to become one of lesser responsibility, importance, or scope from the Duties and Specific Duties described herein, or if Bank is otherwise in material breach of any of the terms or covenants of this Agreement; and such material change or breach occurs and continues without Executive's written consent. As a prerequisite to such resignation, the Bank shall have an opportunity to cure said material change or breach within fifteen (15) days of Bank's receipt of written notice


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
specifying the material breach or unacceptable change and the opportunity for Bank to resolve said breach.

               (b) In the event of Termination by Other Event, The Executive shall be entitled to Deferred Compensation and The Benefits described under Termination Without Cause, 4.2 (c)(ii), and (d).

          4.5     Termination  By  the  Executive  or  Death. If the Executive's
                  -------------------------------------------
employment is terminated as a result of Executive's death, the Bank shall pay to the Executive, her beneficiary or beneficiaries or Executive's estate, as the case may be, the base salary earned but unpaid through the Termination Date, which shall be the date of death.

          4.6     Termination  by  Mental  or  Physical  Disability.
                  --------------------------------------------------

               (a) If Executive is absent from work or found to be physically or mentally incapable of performing Executive's Duties and Specific Duties for a period of ninety (90) consecutive days, or a cumulative period of one hundred twenty (120) days in any one (1) calendar year, the Board of Directors acting in good faith, may terminate the Executive's employment hereunder as of the Termination Date specified in a written notice of termination delivered to Executive, except that there is no minimum Notice Period requirement.

               (b) For purposes of this Agreement only, physical or mental disability shall be defined as Executive being unable to fully perform under this Agreement for a continuous period of ninety (90) days or a cumulative period of one hundred twenty (120) days in any one (1) calendar year.

               (c) If the Executive's employment is terminated by the Bank pursuant to this Section, such termination shall be with cause, as defined in
Section 4.3, Termination With Cause, and Executives' rights shall be subject to the provisions thereof.

               (d) If there should be a dispute between the Bank and the Executive as to the Executive's physical or mental disability for purposes of this Agreement, the question shall be settled by the opinion of an impartial reputable physician or psychiatrist mutually agreed upon by the parties or their representatives, or if the parties cannot agree within ten (10) days after a request for designation of such party, then by a physician or psychiatrist designated by the Santa Barbara County Medical Association.

          4.7  Change in Control. If Executive's employment is terminated within
               ------------------
twelve (12) months following a merger, consolidation or reorganization where the Bank is not the surviving or resulting entity, or upon a sale or other disposition of all or substantially all of the assets of the Bank, or the acquisition of fifty percent (50%) or more of the combined outstanding voting shares of the Bank (collectively "Change in Control"), Executive shall be entitled to six (6) months base salary, and to Deferred Compensation and Benefits described under Termination Without Cause, 4.2 (c)(ii), and (d).


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
     5.     ARTICLE  5-  CONFIDENTIALITY  AND  NON-SOLICITATION
                         --------------------------------------

          5.1     Confidentiality  and  Trade  Secrets.  Executive  acknowledges
                  -------------------------------------
that, in the course of employment with the Bank, Executive will acquire information about the Bank's borrowers and clients, terms and conditions of Bank transactions, pricing information for the purchase or sale of assets, financing and securitization arrangements, research materials, manuals, computer programs, formulas analyzing assets portfolios, techniques, data, marketing plans and tactics, technical information, lists of asset sources, the processes and practices of the Bank and related companies, information contained in electronic or computer files, financial information, salary and wage information, and other information that is designated by the Bank or its affiliates as confidential or that Executive knows or should know is confidential information provided by third parties and that the Bank or its affiliates are obligated to keep confidential as well as other proprietary information of the Bank or its affiliates ("Confidential Information"). Executive acknowledges that all Confidential Information is and shall continue to be the exclusive property of the Bank. The Executive agrees not to disclose any Confidential Information, either during the Term or thereafter, directly or indirectly, under any circumstances or by any means, to any third person or party without the prior written consent of the Bank.

          5.2     Non-Solicitation  of  Executives.  Except  as permitted by the
                  ---------------------------------
prior written consent of the President/CEO of Company and Board of Directors of Bank, during the period of six (6) months after the termination date, Executive shall not directly or indirectly solicit for employment or for independent contractor work from any Executive of the Bank or the Company, and shall not encourage any such Executive to leave the employment of Bank or the Company.

          5.3     Non-Solicitation  of Customers.   During the period of six (6)
                  -------------------------------
months following the termination date, Executive shall not directly: (a) solicit business from any customers of the Bank or Company; (b) encourage any customers to stop using the facilities or services of the Bank or Company; or (c) encourage any customers to use the facilities or services of any competitor of the Bank or Company.

          5.4     Company  to  Benefit  from  Provisions.  To  the  extent  any
                  ---------------------------------------
provisions of this Article 5 relate in any way to Confidential Information and trade secrets of the Company, then the obligations of Executive set forth herein shall also extend to the Company and inure to its benefit.

6.     ARTICLE  6  -  BANK'S  OWNERSHIP  IN  EXECUTIVE'S  WORK
                      ----------------------------------------

          6.1  Bank's  Ownership.  The  Executive  agrees  that  all inventions,
               ------------------
discoveries, improvements, trade secrets, formulas, techniques, mask works, processes, and know-how, whether or not patentable, and whether or not reduced to practice, that are conceived or developed during the Executive's employment with the Bank, either alone or jointly with others, or relating to the Bank or to the banking industry ("Bank's Work"), and any written record that Executive may maintain of Bank's Work, shall be owned exclusively by the Bank. Executive hereby assigns to Bank, all of Executive's right, title, and interest, if any, in such intellectual property defined as Bank's Work. Executive shall furnish to Bank any and all such records pertaining to Bank's Work, immediately upon request.


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
          6.2     Return  of  Bank's Property and Materials.    Upon termination
                  ------------------------------------------
of employment with the Bank, Executive shall deliver to the Bank all Bank property and materials that are in the Executive's possession or control, including Bank's Work, within five (5) calendar days.

          6.3     Company  to  Benefit  from  Provisions.  To  the  extent  any
                  ---------------------------------------
provisions of this Article 5 relate in any way to information, property, rights, projects, ventures, or inventions of the Company, then the obligations of Executive set forth in this Article 6 shall also extend to the Company and inure to its benefit.

     7.     ARTICLE  7  -  ARBITRATION
                           -----------

          7.1 If any dispute, controversy or claim arises out of or relates to this Agreement, such dispute, controversy, or claim shall be settled by binding arbitration only, in accordance with the Rules of Judicial Arbitration and Mediation Services, using legal principles and damages according to California Law, and shall be selected by and agreed upon by both parties. Judgment upon the arbitrator's award shall be entered in the jurisdiction thereof. The arbitrator shall determine which is the prevailing party and shall include in the award, the prevailing party's actual attorney's fees and costs. The arbitrator shall have no authority to grant either punitive or consequential damages to any party.

          7.2 If the parties cannot agree upon the selection of an arbitrator within ten (10) days of written demand upon the other, the parties shall choose from a list to be provided by the main Los Angeles office of the American Arbitration Association ("AAA") or of the Federal Mediation and Conciliation Service, using the strike method, with the first to strike being determined by the flip of a coin.

          7.3 As soon as practicable after selection of the arbitrator, the arbitrator or their designated representative shall determine a reasonable estimate of anticipated fees and costs setting forth that party's pro rata share of said fees and costs. Thereafter, each party shall, within ten (10) days of receipt of said statement, deposit said sum with the arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non- depositing party of the right to prosecute or defend the claim which is the subject of the arbitration, but shall not otherwise serve to abate, stay, or suspend the arbitration.

          7.4 Unless the parties agree otherwise, within one hundred and twenty (120) days of the selection of the arbitrator, a hearing shall be conducted at a time and a place in Los Angeles County agreed upon by the parties. Arbitration shall be conducted in accordance with AAA employment rules and procedures ("AAA Rules"), then in effect. In the event of any inconsistency between AAA Rules and this Agreement, the terms of this Agreement shall prevail.

          7.5 Within thirty (30) days of conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator's award. The decision of the arbitrator shall be final, binding, and non- appealable, except as otherwise permitted by law, and may be enforced as a final judgment in any court of competent jurisdiction.


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
     8.     ARTICLE  8  -  MISCELLANEOUS
                           -------------

          8.1     Severable  Provisions.  Should any provisions or parts of this
                  ----------------------
Agreement be declared invalid, void or unenforceable, by a court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected and they shall remain in full force and effect as if this Agreement had been executed with said provision(s) or part(s) eliminated.

          8.2     Indemnification.  The  Bank and Executive agree to maintain in
                  ----------------
place at all times during the Term and Renewal Term(s), under this Agreement, an "Indemnification Agreement" substantially similar in form and content as the Indemnification Agreement entered into by the parties on December 20, 2001 ("The Indemnification Agreement"). Any payments made to Executive pursuant to The Indemnification Agreement are subject to and conditioned upon compliance with 12 C.F.R. Section 545.121, any rules or regulations promulgated thereunder, and all benefits and privileges to which the Executive is otherwise entitled by law or pursuant to the Bylaws of the Bank or the Company.

          8.3     Successors  and Assigns.  The Bank shall require any successor
                  ------------------------
or assignee, whether direct or indirect, by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform in writing this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession or assignment had taken place. This Agreement shall inure to the benefit of and be binding upon the Bank, its successors and assigns, and upon the Executive and Executive's heirs, executors, administrators and legal representatives. No party to this Agreement may delegate its or their duties hereunder without the prior written consent of the other party to this Agreement.

          8.4     Governing  Law.    This Agreement is entered into in the State
                  ---------------
of California, and California law shall in all respects govern the validity, construction, and interpretation of this Agreement.

          8.5     Entire  Agreement.  This  Agreement,  including  any documents
                  ------------------
expressly incorporated into it by the terms of this Agreement, constitutes the entire agreement between the parties. This Agreement supersedes and rescinds any and all prior oral and written agreements, understandings, negotiations, and discussions relating to the employment of Executive by Bank. This Agreement may not be modified, supplemented or amended by oral agreement, but only by an agreement in writing signed by Bank and Executive.

          8.6     Notice.  Any  notice  or  other  communication  required  or
                  -------
permitted  under this Agreement shall be in writing and shall be deemed received
(i) when personally delivered, or, (ii) if mailed, one week after having been placed in the United States mail, registered, or certified, postage prepaid, addressed to the party to whom it is directed at the address listed below or
(iii) if sent by facsimile, when the notice is transmitted to the facsimile number specified below, and the appropriate confirmation is received:


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If  to  the  Bank:
------------------

     Goleta National Bank           Telephone:(805) 692-5821 (M.Shewmon)
     445 Pine Street                Facsimile: (805) 692-2897
     Goleta, California 93317
     Attention: Michael Alexander
     Chairman of the Board

If  to  the  Executive:
-----------------------

     Lynda J. Nahra                 Telephone:(805) 984-6411
     2205 South Victoria Avenue
     Channel island Harbor, California 93035

     In order for a party to change its address or other information for the purpose of this section, the party must first provide notice of that change in the manner required by this section.


     9.     ARTICLE  9-  RECEIPT  OF  AGREEMENT
                         ----------------------

          (a) Receipt of Agreement. Each of the parties hereto acknowledges that
              ---------------------
they have read this Agreement in its entirety and does hereby acknowledge receipt of a fully executed copy thereof. A fully executed copy shall be an original for all purposes, and is a duplicate original.

     In witness whereof, the parties hereto have caused this Agreement to be executed as of the date and year set forth below.


                                        ACCEPTED AND AGREED:

                                        GOLETA NATIONAL BANK, A COMMUNITY
                                        WEST BANCSHARES COMPANY


Date:___________________                By:___________________________
                                        Name: Michael Alexander
                                        Title: Chairman of the Board



                                        EXECUTIVE  Date:


Date:___________________                By:___________________________
                                        Name: Lynda J. Nahra, Executive


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